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                                                                     Exhibit 5.2
                [Letterhead of Harney, Westwood & Riegels]

3rd April, 1998

Tommy Hilfiger Corporation
6/F, Precious Industrial Centre
18 Cheung Yue Street
Cheung Sha Wan
Kowloon
Hong Kong

Tommy Hilfiger U.S.A., Inc.
25 West 39th Street
New York, New York U.S.A. 10018

Dear Sirs,

We have acted as British Virgin Islands counsel for Tommy Hilfiger Corporation, a British Virgin Islands corporation (the "Company"), in connection with the combined Registration Statement on Form S-3 of the Company and Tommy Hilfiger U.S.A., Inc., a wholly owned subsidiary of the Company ("TH USA"), in connection with the registration under the United States Securities Act of 1933, as amended, of $700,000,000 of debt securities of TH USA (the "Debt Securities") and related guarantees of the Company (the "Guarantees"). In this regard, we have reviewed the Registration Statement on Form S-3 (Registration No. 333-48355-01), as amended by Amendment No. 1 thereto (the "Registration Statement"), relating to the Debt Securities and the Guarantees.

We have also examined:

(a) the Memorandum and Articles of Association of the Company on file at the Companies Registry in the British Virgin Islands on 3rd April, 1998.

(b) the Form of Guarantee; and

(c) a certified true copy of the resolutions adopted by written consent of a majority of the directors of the Company dated March 20, 1998 authorising, inter alia, the Company's filing of the Registration Statement and issuance of the Guarantees.

We have assumed all copy documents examined by us conform to the original instruments and that all signatures thereon are authentic.

We express no opinion as to matters of New York law which the Debt Securities and related Guarantees are expressed to be governed, but we have assumed that the Debt Securities and related Guarantees are, or will be, legal, valid, binding on and enforceable against the Company under New York law.


Based upon the foregoing, we are of the opinion that when the Debt Securities are issued and sold by TH USA and the related Guarantees are issued by the Company pursuant to the terms described in the Registration Statement and in conformity with applicable state securities law, such Guarantees will be the legal, valid and binding obligations of the Company.

We consent to the use of our name in the Registration Statement under the caption "Validity of Offered Debt Securities" and we also consent to the filing of this opinion as an exhibit to the Registration Statement.


Yours faithfully,
HARNEY, WESTWOOD & RIEGELS


/s/ Hazel-Dawn Hewlett